                                                                EXHIBIT 99.8



       Consent to be Named as a Trustee of Equity Office Properties Trust


     I hereby consent to be named as a person to become a trustee of Equity Office Properties Trust, a Maryland real estate investment trust ("EOP"), in the registration statement on Form S-4 filed by EOP with the Securities and Exchange Commission in connection with the merger of Beacon Properties Corporation, a Maryland corporation, with and into EOP.




                                              /s/ Edwin N. Sidman
                                              -----------------------
                                              Edwin N. Sidman
                                              Date:  October 6, 1997